Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-123426, 333-76026, 333-33363, 33-62538, and 33-9206) pertaining to the Aaron Rents, Inc. Employees Retirement Plan and Trust of our report dated June 29, 2007, with respect to the financial statements and schedule of the Aaron Rents, Inc. Employees Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Atlanta, Georgia
June 29, 2007

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